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                                                                    EXHIBIT 10.2


                             DEMAND PROMISSORY NOTE

$200,000.00                                                     JANUARY 21, 2003

         FOR VALUE RECEIVED, the undersigned, DIASYS CORPORATION ("Maker") hereby promises to pay to the order of MORRIS SILVERMAN ("Payee") on demand, in lawful money of the United States and in immediately available funds, the principal amount of Two Hundred Thousand and No/100 Dollars ($200,000.00). Interest payable on this Note shall be calculated on the basis of one year of three hundred sixty-five (365) days for the number of days elapsed. This Note shall bear simple interest at the rate of eight percent (8%) per annum.


     1. Principal and Interest Repayment; Prepayment Permitted. Repayment of principal and accrued interest on this Note prior to demand shall be in such amount and at such times in the sole discretion of Maker. This Note may be prepaid in whole or in part at any time, including by means of Payee's cancellation of all or a portion of amounts owed by Maker pursuant to this Note. Payments hereunder shall be applied first to accrued and unpaid interest and then to the unpaid principal balance of this Note.

     2. Default. The entire unpaid amount of principal and interest under this Note shall, at the option of Payee, become due and payable upon ten
         (10) days' written notice to Maker upon the occurrence of any of the following events of default (the "Events of Default"):

         a) There shall be an entry of a decree or order for relief by a court having jurisdiction:

                  (i) in respect of Maker in any involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or other similar law, as now or hereafter in effect; or

                  (ii) appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Maker or of any substantial part of Maker's property, and the continuance of any such decree or order remains unstayed and in effect for a period of ninety (90) consecutive days; or

         b)       There shall be:

                  (i) the commencement by Maker of a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or other similar law, as now or hereafter in effect;

                  (ii) the consent of Maker to the entry of any order for relief in an involuntary case under any such law;

                  (iii) the consent of Maker to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Maker or of any substantial part of its property;

                  (iv) the making by Maker of a general assignment for the benefit of creditors;

                  (v) the admission by Maker in writing of its inability generally to pay its debts as they become due; or

                  (vi) the taking of any action by Maker in furtherance of any such action.


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         No failure or delay on the part of Payee in the exercise of any power, right or remedy in this Note shall operate as a waiver thereof, and no exercise or waiver of any single power, right or remedy, or the partial exercise thereof, shall affect Payee's rights with respect to any and all other rights, remedies and powers. The remedies provided in this Note are cumulative and not exclusive of any remedies provided by law.

     3. Illinois Law. This Note shall be governed by the laws of the State of Illinois. Any action to enforce this Note shall be instituted in the state or federal courts situated in Illinois.


                                          DIASYS CORPORATION

                                          By: /s/ Marshall Witzel
                                             ---------------------------------
                                          Its: Chief Executive Officer
                                              --------------------------------


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